Exhibit 11.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Offering Circular on Form 1-A of our report dated January 22, 2026 with respect to the financial statements of MyRxWallet North America Corporation for the years ended September 30, 2025.

/S/ Lateef Awojobi

LAO PROFESSIONALS

(PCAOB ID 7057)

Lagos, Nigeria

June 19, 2026